Exhibit T3A.27

For Ministry Use Only A I’usage exclusif du ministère	Ontario Corporation Number Numéro de la société en Ontario 1736242

ARTICLES OF INCORPORATION STATUTS CONSTITUTIFS

Form 1 Business Corporations Act	1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS) Dénomination sociale de la société : (Écrire en LETTRES MAJUSCULES SEULEMENT)

SI FINANCE LTD.

Formule 1 Loi sur les sociétés par actions	2. The address of the registered office is: Adresse du siège social:
1133 Yonge Street, 5th Floor
(Street & Number or R.R. Number & if Multi-Office Building give Room No.)
(Rue et numéro ou numéro de la R.R. et, s’il s’agit d’un édificé à bureaux, numéro du bureau)

	Toronto	ONTARIO M4T2Y7
	(Name of Municipality or Post Office)	(Postal Code)
	(Nom de la municipalité ou du bureau de poste)	(Code postal)

3. Number (or minimum and maximum number) of directors is/are:	minimum/minimal	maximum/maximal
Nombre (ou nombres minimal et maximal) d’administrateurs :	1	10

4. The first director(s) is/are: Premier(s) administrateur(s): First name, middle names and surname Prénom, autres Prénoms et nom de famille

Address for service, giving Street & No. or R.R. No., Municipality, Province, Country and Postal Code

Domicile élu, y compris la rue et le numéro, le numéro de la R.R. ou le nom de la municipalite, la province, le pays et le code postal

Resident Canadian? Yes or No Résident canadien? Oui/Non

Stephen Jaggers	79 Wellington Street West, Suite 3000, T-D Centre, Toronto, Ontario M5K 1N2	Yes

5. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise. Limites, s’il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la société.

None

6. The classes and any maximum number of shares that the corporation is authorized to issue: Catégories et nombre maximal, s’il y a lieu, d’actions que la société est autorisée à émettre :

an unlimited number of common shares

7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

Droits, privilèges, restrictions et conditions, s’il y a lieu, rattachés à chaque catégorie d’actions et pouvoirs des administrateurs relatifs à chaque catégorie d’actions qui peut être émise en série :

N/A

8.  The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

L’émission, le transfert ou la propriété d’actions est/n’est pas restreint. Les restrictions, s’il y a lieu, sont les suivantes :

The transfer of securities (other than non-convertible debt securities) of the Corporation shall be restricted in that no securityholder shall be entitled to transfer any such security or securities without either:

(a) the approval of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors; or

(b) the approval of the holders of at least a majority of the shares of the Corporation entitling the holders thereof to vote in all circumstances (other than holders of shares who are entitled to vote separately as a class) for the time being outstanding expressed by a resolution passed at a meeting of the holders of such shares or by an instrument or instruments in writing signed by the holders of a majority of such shares.

9. Other provisions if any: Autres dispositions, s’il y a lieu :

None

10. The names and addresses of the incorporators are: Noms et adresses des fondateurs :

First name, middle names and surname or corporate name Prénom, autres prénoms et nom de famille ou dénomination sociale

Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code

Domicile élu au complet, adresse du siége social ou adresse de l’établissement principal, y compris la rue et le numéro ou le numéro de la R.R., le nom de la municipalité et le code postal

Stephen Jaggers	79 Wellington Street West, Suite 3000, T-D Centre, Toronto, Ontario M5K 1N2

These articles are signed in duplicate. Les présents statuts sont signés en double exemplaire.

Signatures of incorporator(s) / Signatures des fondateurs

/s/ Stephen Jaggers Stephen Jaggers

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